UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 28, 2009

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01                                         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 21, 2009, Meritage Homes Corporation (the “Company”) notified Guaranty Bank as administrative agent for the lenders participating in the revolving First Amended and Restated Credit Agreement dated as of May 16, 2006, as amended (the “Credit Agreement”) that, effective September 28, 2009, the Total Outstandings (as such term and other capitalized terms are defined in the Credit Agreement) and the Aggregate Commitments would be reduced to zero.  As a result, the Credit Agreement of Meritage is terminated.  There are no penalties or costs associated with the termination of the Credit Agreement, although the Company expects to record a non-cash charge in the third quarter of 2009 of approximately $800,000 to write-off capitalized origination fees.

On or prior to the effective date of termination of the Credit Agreement, the Company paid all accrued commitment fees, Letter of Credit Fees and similar fees in accordance with the requirements of the Credit Agreement.  Prior to the date of notice of termination, the Company was in compliance with all of the covenants, limitations and restrictions of the Credit Agreement.

On the effective date of the termination, the Aggregate Commitment under the Credit Agreement was $150 million.  There were no borrowings outstanding under the Credit Agreement.  The Company had letters of credit outstanding under the Credit Agreement that totaled approximately $19 million prior to termination of the Credit Agreement.   To effectuate the termination of the Credit Agreement, the Company agreed, and each issuer of the outstanding letters of credit under the Credit Agreement agreed, to cause the letters of credit that were outstanding under the Credit Agreement to remain outstanding after the effective date of termination as secured letter of credit arrangements between the Company and each issuer of the outstanding letters of credit.  As a result, these letters of credit ceased to be outstanding under the Credit Agreement.  For this reason, the Company has entered into secured letter of credit arrangements with the three banks that had issued outstanding letters of credit under the Credit Agreement.  The aggregate capacity of these secured letter of credit facilities is approximately $53 million.  The effect of these arrangements is to remove the outstanding letters of credit from the Credit Agreement and require the Company to deposit cash, in an amount at least equal to the obligations related to the letters of credit, as collateral deposits with and pledges to the issuing banks.

Recently, the Company has only used availability under the Credit Agreement to provide letters of credit required in the ordinary course of its business and to support certain obligations of certain of our joint ventures.  The Company does not believe that it needs the Credit Agreement to meet its liquidity needs at this time and that it will be able to fund its homebuilding operations through its existing cash resources for the foreseeable future.  In addition, the Company anticipates the termination of the Credit Agreement, which by its terms would have matured in May 2011, will save the Company approximately $2 million in fees over the remaining life of the facility.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include statements about the anticipated non-cash charges that will result from the termination of the Credit Agreement, our estimated cost savings from terminating the facility, and the sufficiency of our liquidity and cash resources.  Such statements are based upon the current beliefs and expectations of Company management and current market conditions, which are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations.

Meritage’s business is subject to a number of risks and uncertainties, including: weakness in the homebuilding market resulting from the current economic downturn; interest rates and changes in the availability and pricing of residential mortgages; the ability of our potential buyers to sell their existing homes; the adverse effect of slower sales absorption rates; housing affordability; fluctuations in demand, competition, sales orders, cancellation rates and home prices in our markets; potential write-downs or write-offs of assets, including pre-acquisition costs and deposits; the liquidity of our joint ventures and the ability of our joint venture partners to meet their obligations to us and the joint venture; the propensity of homebuyers to cancel purchase orders with us; the availability and cost of insurance; construction defect and home warranty claims; the loss of key personnel; our success in prevailing on contested tax positions; the impact of deferred tax valuation allowances and our ability to preserve our operating loss carryforwards; the availability and cost of materials and labor; changes in the availability and pricing of real estate in the markets in which the Company operates; inflation in the cost of materials used to construct homes; fluctuations in quarterly operating results; the Company’s financial leverage and level of indebtedness; our ability to take certain actions because of restrictions contained in the indentures for the Company’s senior and senior subordinated notes and our ability to raise additional capital when and if needed; government regulations and legislative or other initiatives that seek to restrain growth or new housing construction or similar measures; successful integration of future acquisitions; consumer confidence, which can be impacted by economic and other factors such as terrorism, war, or threats thereof and changes in energy prices or financial markets; our potential exposure to natural disasters; and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2008 and our Form 10-Q for the quarter ended June 30, 2009 under the caption “Risk Factors.”  As a result of these and other factors, the Company’s stock and note prices may fluctuate dramatically.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2009

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer